SECURITIES AND EXCHANGE COMMISSION
Washington, DC   20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 3, 2013

VECTREN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No.	Registrant, State of Incorporation, Address, and Telephone Number	I.R.S Employer Identification No.

1-15467	Vectren Corporation	35-2086905
(An Indiana Corporation)
One Vectren Square
Evansville, Indiana 47708
(812) 491-4000

1-16739	Vectren Utility Holdings, Inc.	35-2104850
(An Indiana Corporation)
One Vectren Square
Evansville, Indiana 47708
(812) 491-4000

Former name or address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On December 3, 2013, SABIC Innovative Plastics (SABIC) of Mount Vernon, Indiana, a large industrial utility customer of Vectren Corporation (Vectren or the Company), issued a press release announcing its plans to build a cogeneration (cogen) facility to be operational in mid-2016, in order to generate power to meet a significant portion of its ongoing power needs. Electric service is currently provided to SABIC by Vectren under a long-term contract that expires in 2016, which coincides with the expected completion of the new cogen facility.

SABIC's historical peak electric usage has been 120 megawatts (MW). The cogen facility is expected to provide 80 MW of capacity. Therefore, Vectren will continue to provide all of SABIC's power requirements above the 80 MW capacity of the cogen, which is projected to be between 20 and 30 MW and slightly lower than their peak usage due to expected energy efficiency efforts. Vectren also expects to provide back-up power, when required.

While the full impact of the lost margin on earnings has not been determined, there should be no impact until mid-2016. The Company is evaluating approaches to mitigate the impact of any lost margin on its future financial results, but continues to believe that it has plans that support its 3 percent long-term utility group earnings growth target.

In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company is hereby furnishing cautionary statements identifying important factors that could cause actual results of the Company and its subsidiaries, including Vectren Utility Holdings, Inc., to differ materially from those projected in forward-looking statements of the Company and its subsidiaries made by, or on behalf of, the Company and its subsidiaries.  These cautionary statements are attached as Exhibit 99.1.

Item 9.01.    Exhibits.

Exhibit Number	Description

99.1	Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTREN CORPORATION VECTREN UTILITY HOLDINGS, INC.
December 3, 2013

By: /s/ M. Susan Hardwick
M. Susan Hardwick
Senior Vice President, Finance and Assistant Treasurer